Exhibit 99.1

Steelcase Files 2007 Form 10-K

          GRAND RAPIDS, Mich., April 20 /PRNewswire-FirstCall/ -- Steelcase Inc. (NYSE: SCS) today announced it filed its 2007 Form 10-K with the Securities and Exchange Commission.

          In addition to this filing, Steelcase Inc. is making available to interested persons five years of historical selected financial information in the format of the revised business segment reporting reflected in Steelcase’s 2007 Form 10-K. This information can be found at www.steelcase.com/ir in the Webcasts and Presentations section.

          About Steelcase Inc.

          Steelcase, the global leader in the office furniture industry, helps people have a better work experience by providing products, services and insights into the ways people work. The company designs and manufactures architecture, furniture and technology products. Founded in 1912 and headquartered in Grand Rapids, Michigan, Steelcase (NYSE: SCS) serves customers through a network of nearly 900 dealer locations and approximately 13,000 employees worldwide. Fiscal 2007 revenue was $3.1 billion. Learn more at www.steelcase.com .

SOURCE  Steelcase Inc.
          -0-                                        04/20/2007
          /CONTACT:  Investors, Raj Mehan, +1-616-698-4734, or Jeanine Holquist,
+1-616-698-3765, both of Steelcase Inc./
          /First Call Analyst: /
          /FCMN Contact: tferris@steelcase.com /
          /Web site:  http://www.steelcase.com
                            http://www.steelcase.com/ir /
          (SCS)